UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Citrix Systems, Inc.

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On January 31, 2022, Citrix Systems, Inc. (the “Company”) delivered an email to its employees, the form of which is below, regarding the proposed acquisition of the Company by Picard Parent, Inc., a Delaware Corporation and entity wholly owned by funds affiliated with TIBCO Software, Inc. (“Parent”), and proposed merger of the Company with Picard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated January 31, 2022, by and among the Company, Parent and Sub.

To:	All Employees
From:	Bob Calderoni
Date/Time:	TBD
RE:	Citrix to become a privately owned company

Team –

We just announced that Citrix will become a privately held company owned by two private equity firms rather than a public company owned by a large number of shareholders.

This is a very positive development, which will put Citrix in a better position to accelerate its transformation and invest in its growth strategy.

I will explain these benefits in more detail, but first, I realize an announcement of this scale creates many questions — the most significant being: “How does this affect me and the Company today?”

First, understand that Elliott and Vista acquired Citrix because of our market strength and the success we’ve had since beginning our cloud transition. They plan to take us private to help us accelerate this transition outside of the public markets and to allow us to invest in the high-growth parts of our business. We anticipate that this will build on the foundation all of us have set, and allows us all to move faster and drive greater, collective success.

Second, understand that nothing changes from now until we close the transaction. It is business as usual. As such, we have to keep executing on our plans.

I want to emphasize that the decision to go private was our choice – a choice made by our Board which we believe is in the best interests of our shareholders, our customers and our employees. We did it because it is the best and fastest path forward to accelerate our business transition and our leadership as a major IT player.

There can be many financial rewards from being a public company. But there are a lot of drawbacks too—especially in a period of significant business transformation like our transition to the cloud. Wall Street wants to see consistent revenue and earnings growth quarter-after-quarter. That is difficult to do under the best circumstances, and even harder when you are going through a significant transition, such as ours.

We were trying to balance too many conflicting objectives which, frankly, held us back and slowed our transition. Too often, the need to support near-term financial results has limited our ability to invest at the pace and scale needed to speed our cloud transition and innovate ahead of the market. Many companies have struggled under similar circumstances and some, like us, have chosen to complete the transition as a private company, out of the spotlight and without the pressure of the quarter-over-quarter expectations of Wall Street.

Now, let me break down the transaction we announced this morning.

Put simply, two private equity firms, Vista and Elliott, joined together to buy all Citrix shares at $104.00 per share in cash. Vista already owns TIBCO, a global leader in enterprise data management that helps their customers integrate and manage data. At some point, after the transaction is complete, TIBCO and Citrix are expected to combine businesses under the ownership of Vista and Elliott.

The combination will bring together the top provider of enterprise integration and data management with the leader in secure application and workspace delivery to create one of the world’s largest software companies. Together, we will have the potential to provide customers with all the secure infrastructure needed for the modern enterprise. With the increased scale that comes with the combination, we expect to grow our wallet share with the CIO organization, making us a more strategic technology provider to organizations across the globe.

While we will not be able to work out all the details until after closing, operating as a larger, private company will afford us the opportunity to accelerate all the great momentum we’ve made on our SaaS transition and increase our investments in the high-growth areas of our business.

I am sure there are a lot more questions that you may have. All of us on the ELT will do our best to answer your questions as we progress toward close over the next few months. Some of your questions we can answer now, some—particularly as it relates to the combination with TIBCO—won’t be known for months as we sort out the details. We have posted an FAQ on the intranet to help address some of your immediate questions. As we learn more and develop plans, we will be transparent throughout the process and share more with you as we go along.

Let me finish where I started. I know this sounds like a big change, but for now everything remains the same other than the fact we will have two shareholders rather than tens of thousands. I firmly believe this is the right and best choice for Citrix — it is the fastest and best way to complete our transition, giving us greater scale and the ability to increase investment, and ultimately accelerate our growth. As we get closer to close and advance our planning for the combination of the two companies, things will become clearer, and I am confident we will be a much stronger company as a result.

To discuss the news further, we will host two Global Employee Meetings today: one at 11am ET and another at 8pm ET to accommodate time zones. These will not be recorded, so attendance is recommended. Also, there is an FAQ posted on Backstage. As we get clarity on additional questions, we will update this FAQ.

We will use the GEM to talk more about going private and answer what questions we can. And we will have another set of GEMs targeted for mid-February to talk more about strategy and to share any additional detail that we can.

Thank you in advance for your patience and thank you for maintaining confidence in the Company’s vision.

Sincerely,

Bob

(The following language is required for all widely distributed communications concerning this transaction, whether internal to Citrix or external.)

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transaction involving the Company and affiliates of Vista and Elliott, and may be deemed to be soliciting material relating to the Merger. In connection with the transaction, the Company will file a proxy statement on Schedule 14A relating to a special meeting of its stockholders with the Securities and Exchange Commission (the “SEC”). Additionally, the Company may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of the Company are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the Merger and related matters. The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by the Company with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of the Company’s website at www.investors.citrix.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the Merger. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Stockholder Meeting and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available.

Forward Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the failure to obtain the Stockholder Approval; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed Merger or the failure to satisfy any of the other conditions to the completion of the proposed Merger; (iv) any difficulties of Vista or Elliott in financing the Merger as a result of uncertainty or adverse developments in the debt or equity capital markets or otherwise; (v) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (vi) the response of competitors to the proposed Merger; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed Merger; (viii) the ability to meet expectations regarding the timing and completion of the proposed Merger; (ix) significant costs associated with the proposed Merger; (x) potential litigation relating to the proposed Merger; (xi) restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities; and (xii) the other risks, uncertainties and factors detailed in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K, filed February 8, 2021 and subsequent Quarterly Reports on Form 10-Q. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.